UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 1, 2007

ADVANCE DISPLAY TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

COLORADO	0-15224	84-0969445
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

7334 So. Alton Way, Suite F, Centennial, Colorado	80112
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (303)267-0111

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sale of Securities

On March 1, 2007, pursuant to a Subscription Agreement between the Company and Iplan AR LLC (“Subscription Agreement”), the Company closed a sale of 10,714 shares of the Company’s Series G Preferred Stock at a price of $70.00 per share for total proceeds of $750,000. The closing was conditioned upon the Company’s receipt of full payment of the total subscription amount of $750,000. The Company accepted the final payment applied to the total subscription amount on March 1, 2007. Iplan AR LLC is an affiliate of the Company’s principal shareholder and a member of its Board of Directors, Lawrence F. DeGeorge.

The Series G Preferred Stock has not been registered under the Securities Act of 1933, and the Subscription Agreement does not require the Company to file a registration statement for the shares of Series G Preferred Stock sold. The shares of Series G Preferred Stock are offered and sold to Iplan AR LLC in a private placement transaction made in reliance upon exemptions from registration pursuant to Section 4(2) under the Securities Act of 1933. Iplan AR LLC is an accredited investor as defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933.

The foregoing is a summary of the terms of the Subscription Agreement that does not purport to be complete and that is qualified in its entirety by reference to the full text of the document, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On March 6, 2007, Advance Display Technologies, Inc. (“ADTI” or the “Company”) held its annual meeting of shareholders (the “Annual Meeting”) as discussed in Item 8.01 below. At the Annual Meeting, shareholders approved the 2007 Equity Incentive Plan (the “2007 Plan”). In December 2006, the Board of Directors amended and readopted the 1997 Equity Incentive Plan and renamed it as the 2007 Plan, subject to shareholder approval. The 2007 Plan provides for an aggregate of twenty-five million (25,000,000) shares of ADTI’s common stock (“Common Stock”) to be available for issuance upon the exercise of options granted under the 2007 Plan. The 2007 Plan will be terminated no later than July 31, 2017. A copy of the 2007 Plan was filed as Exhibit A to the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on January 31, 2007 and in incorporated herein by reference.

The 2007 Plan authorizes the Compensation Committee to grant to participants in the Plan (i) stock options (which may be non-qualified options, or, for employees, incentive stock options (“ISOs”)), (ii) stock appreciation rights (“SARS”) (which may be issued in tandem with stock options), (iii) restricted stock grants (either an outright grant of stock or a grant of stock subject to and conditioned upon employment or performance related goals), and stock units (which means a measurement component equal to the fair market value of one share of stock on the date for which a determination is made pursuant to the provisions of the 2007 Plan) (collectively “Awards”). All of the Company’s full-time employees and all of the Company’s directors are eligible for grants of awards under the terms of the 2007 Plan.

The foregoing summary of the 2007 Plan is qualified in its entirety by reference to the full text of the 2007 Plan filed as Exhibit A to the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on January 31, 2007 and is incorporated herein by reference.

Item 8.01. Other Events

The matters voted upon at the Annual Meeting consisted of four proposals set forth in ADTI’s Proxy Statement dated January 31, 2007. The four proposals submitted to a vote of shareholders are set forth below:

(a) The election of three directors to serve until the next annual meeting of stockholders or until their successors have been duly elected;

(b) To approve an amendment to the Articles of Incorporation to increase the authorized shares of Common Stock from 100,000,000 to 175,000,000 shares;

(c) To approve an amendment to the Articles of Incorporation to increase the authorized shares of Preferred Stock from 100,000,000 to 130,000,000 shares;

(d) To approve the 2007 Equity Incentive Plan.

The following sets forth the votes cast for, against or withheld, as well as the number of abstentions, as to each of the proposals presented at the meeting:

Election of Directors:
Nominee	For	Withheld
Matthew W. Shankle	49,537,001	18,275
Lawrence F. DeGeorge	49,550,081	5,195
John W. Temple	49,549,981	5,295

Approval of the increase in authorized shares of Common Stock:
	For	Against	Abstain
Common Stock & Equivalents	49,414,849	138,538	1,889
Series E & F Preferred	4,752,057	-0-	-0-

Approval of the increase in authorized shares of Preferred Stock:
	For	Against	Abstain
Common Stock & Equivalents	46,443,903	23,647	1,973
Series E & F Preferred	4,752,057	-0-	-0-

Approval of the Company’s 2007 Equity Incentive Plan:
For	Against	Abstain
46,442,494	21,952	5,077

Each of the proposals presented at the Annual Meeting was approved.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description of Document

99.1	Subscription Agreement between the Company and Iplan AR LLC, dated December 1, 2007.
99.2	Advance Display Technologies, Inc. 2007 Equity Incentive Plan (incorporated by reference to the Company’s definitive proxy statement on Schedule 14A, filed on January 31, 2007).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVANCE DISPLAY TECHNOLOGIES, INC.
(Registrant)

Date: March 6, 2007	By:	/s/ Matthew W. Shankle
Matthew W. Shankle, President

Exhibit Index

Exhibit Number	Description of Document

99.1	Subscription Agreement between the Company and Iplan AR LLC, dated December 1, 2007.
99.2	Advance Display Technologies, Inc. 2007 Equity Incentive Plan (incorporated by reference to the Company’s definitive proxy statement on Schedule 14A, filed on January 31, 2007).